UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2018

COMMAND SECURITY CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-33525	14-1626307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

512 Herndon Parkway, Suite A, Herndon, Virginia 20170

(Address of principal executive offices, including zip code)

(703) 464-4735

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2018, Command Security Corporation (the “Company,” “we” or “us”) entered into the Ninth Amendment (the “Amendment”) to the Credit and Security Agreement, dated as of February 12, 2009, by and between the Company and Wells Fargo Bank, National Association (“Wells Fargo”) (as amended, the “Credit Agreement”).

The Amendment provides for an increase in the maximum revolving line of credit amount from $27,500,000 to $35,000,000.

A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Ninth Amendment to Credit and Security Agreement, dated as of March 14, 2018, by and between Command Security Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND SECURITY CORPORATION

Dated: March 19, 2018	By:	/s/ N. Paul Brost
	Name:	N. Paul Brost
	Title:	Chief Financial Officer